Goodwin Procter LLP
901 New York Avenue NW
Washington, DC 20001

goodwinlaw.com
+1 202 346 4000

May 10, 2019

The portfolio series listed on Schedule A hereof of
North Square Investments Trust
10 South LaSalle Street, Suite 1925
Chicago, Illinois 60603

The portfolio series listed on Schedule A hereof of Investment Managers Series Trust
235 West Galena Street Milwaukee, Wisconsin 53212

Re:
Acquisition by North Square Oak Ridge Small Cap Growth Fund, North Square Oak Ridge Dividend Growth Fund, North Square Oak Ridge Disciplined Growth Fund, North Square International Small Cap Fund, North Square Global Resources & Infrastructure Fund, North Square Dynamic Small Cap Fund, and North Square Multi Strategy Fund, each a series of North Square Investments Trust, of the assets of Oak Ridge Small Cap Growth Fund, Oak Ridge Dividend Growth Fund, Oak Ridge Disciplined Growth Fund, Oak Ridge International Small Cap Fund, Oak Ridge Global Resources & Infrastructure Fund, Oak Ridge Dynamic Small Cap Fund, and Oak Ridge Multi Strategy Fund, respectively, each a series of Investment Managers Series Trust

Ladies and Gentlemen:

This opinion letter is delivered to you in our capacity as counsel to North Square Investments Trust, a Delaware statutory trust (“New Trust”), in connection with the proposed acquisition by North Square Oak Ridge Small Cap Growth Fund, North Square Oak Ridge Dividend Growth Fund, North Square Oak Ridge Disciplined Growth Fund, North Square International Small Cap Fund, North Square Global Resources & Infrastructure Fund, North Square Dynamic Small Cap Fund, and North Square Multi Strategy Fund (each an “Acquiring Fund” and, collectively, the “Acquiring Funds”), each a series of New Trust, of the assets of Oak Ridge Small Cap Growth Fund, Oak Ridge Dividend Growth Fund, Oak Ridge Disciplined Growth Fund, Oak Ridge International Small Cap Fund, Oak Ridge Global Resources & Infrastructure Fund, Oak Ridge Dynamic Small Cap Fund, and Oak Ridge Multi Strategy Fund (each an “Acquired Fund” and, collectively, the “Acquired Funds”), respectively, each a series of Investment Managers Series Trust, a Delaware statutory trust (“Old Trust”), pursuant to an Agreement and Plan of Reorganization (the “Plan”)1 by and among Old Trust, on behalf of the Acquired Funds, New Trust, on behalf of the Acquiring Funds, North Square Investments, LLC, the investment adviser to the Acquiring Funds, and Oak Ridge Investments, LLC, the investment advisor to the Acquired Funds. Each Reorganization will consist of the transfer of all of the assets of the Acquired Fund to the Acquiring Fund in exchange for shares of the Acquiring Fund (the “Acquiring Fund Shares”) and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund and the distribution of the Acquiring Fund Shares to the shareholders of the Acquired Fund (the “Shareholders”) in liquidation of the Acquired Fund.
_________________________
1    Any capitalized terms not defined herein shall have the meanings given them in the Plan.

The portfolio series listed on Schedule A hereof of
North Square Investments Trust
Investment Managers Series Trust
May 10, 2019

This opinion letter relates to the qualification of each Reorganization as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”).

For purposes of the opinions set forth below, we have reviewed and relied upon the Plan, the Prospectus (the “Prospectus”) included in the registration statement, as amended, filed by New Trust on Form N-14 (the “Registration Statement”) with the Securities and Exchange Commission (the
“Commission”) on October 23, 2018, pursuant to the provisions of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the issuance of the Acquiring Fund Shares, and such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinions. In addition, in rendering our opinions we have relied upon certain statements, representations and warranties made by Old Trust and New Trust in (i) representation letters provided to us in connection with our preparation of this opinion letter, (ii) the Plan, and (iii) the Prospectus, which we have neither investigated nor verified. We have assumed that such statements, representations and warranties are true, correct, complete and not breached and will continue to be so through the effective time of the Reorganization, that no actions that are inconsistent with such statements, representations and warranties will be taken, and that all representations, statements, and warranties made “to the best knowledge of” any person(s) or party(ies) or with similar qualification are and will be true, correct and complete as if made without such qualification.

We also have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, the conformity to the final documents of all documents submitted to us as drafts, and the accuracy and completeness of all records made available to us. In addition, we have assumed that each Reorganization will be consummated in accordance with the Plan, that each of the parties to the Plan will comply with all reporting obligations with respect to the Reorganization required under the Code and the Treasury Regulations thereunder, and that the Plan is valid and binding in accordance with its terms.

I.	Background.

Old Trust is a registered investment company classified as a management company of the open-end type registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and each Acquired Fund is a separate series thereof duly designated in accordance with the applicable provisions of the Amended and Restated Agreement and Declaration of Trust of Old Trust dated March 5, 2014, and the 1940 Act. New Trust is a management company of the open-end type registered as an investment company under the 1940 Act, and each Acquiring Fund is a separate series thereof duly designated in accordance with the applicable provisions of the Agreement and Declaration of Trust of New Trust dated August 2, 2018, and the 1940 Act. The investment objectives, investment policies, and strategies of each Acquired Fund and the applicable Acquiring Fund are substantially identical.

The portfolio series listed on Schedule A hereof of
North Square Investments Trust
Investment Managers Series Trust
May 10, 2019

II.	The Plan of Reorganization.

Subject to the terms and conditions set forth in the Plan, in each Reorganization: (1) the Acquired Fund will transfer and deliver to the Acquiring Fund, and the Acquiring Fund will acquire, all the assets of the Acquired Fund; (2) the Acquiring Fund will assume all of the Acquired Fund’s liabilities and obligations of any kind whatsoever, whether absolute, accrued, contingent or otherwise, in existence as of the Closing; and (3) the Acquiring Fund will issue and deliver to the Acquired Fund a number of Acquiring Fund Shares equal in value to the net assets of the Acquired Fund, determined as of the close of business on the Valuation Date (as defined below).

The assets of the Acquired Fund to be acquired by the Acquiring Fund consist of all cash, securities, dividends and interest receivable, receivables for shares sold and all other assets that are owned by the Acquired Fund as of the Closing and any deferred expenses shown as an asset on the books of the Acquired Fund as of the Closing. The value of the Acquired Fund’s assets to be acquired by the Acquiring Fund will be the value of such assets computed as of the last Board-approved valuation time as of the Closing (such time and date being the “Valuation Date”), as described in the then-current prospectus or statement of additional information of the Acquiring Fund.

On the date of the Closing, or as soon thereafter as is conveniently practicable, the Acquired Fund will liquidate and distribute pro rata on a class-by-class basis to its shareholders of record, determined as of the close of business on the Valuation Date, the Acquiring Fund Shares received by the Acquired Fund in the Reorganization. Such liquidation and distribution will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Shareholders and representing the respective pro rata number of Acquiring Fund Shares of each class due such Shareholders.

As soon as practicable after the Closing, the Acquired Fund will make all filings and take all other steps as are necessary and proper to effect its complete dissolution under applicable state law. After the Closing, the Acquired Fund shall not conduct any business except in connection with its dissolution.

The board of trustees of Old Trust, including those trustees who were not “interested persons” of Old Trust as defined in the 1940 Act, determined that the interests of existing Shareholders of the Acquired Fund would not be diluted as a result of the transactions contemplated by the Reorganization and that the Reorganization would be in the best interests of the Shareholders. The board of trustees of New Trust reached similar conclusions with respect to the Acquiring Fund and also approved the Reorganization with respect to the Acquiring Fund.

III.	Representations and Assumption.

Old Trust, on behalf of itself and each Acquired Fund, and/or New Trust, on behalf of itself and each Acquiring Fund, as applicable, have made the following representations:

The portfolio series listed on Schedule A hereof of
North Square Investments Trust
Investment Managers Series Trust
May 10, 2019

1.Old Trust is a Delaware statutory trust that is a registered investment company under the 1940 Act, and the Acquired Fund is a separate series thereof. The Acquired Fund has qualified as a separate corporation for federal income tax purposes under Section 851(g) of the Code in each taxable year of its existence and will qualify as such as of the Closing. The Acquired Fund has elected to be a regulated investment company under Section 851 of the Code, has qualified as such in each taxable year of its existence, and will qualify to be treated as such as of the Closing.

2.New Trust is a Delaware statutory trust that is a registered investment company under the 1940 Act, and the Acquiring Fund is a separate series thereof. New Trust either (i) was in existence prior to January 1, 1997, or (ii) has elected to be classified as an association taxable as a corporation, effective on or before the Closing, pursuant to Treasury Regulations Section 301.7701-3. The Acquiring Fund was established by the trustees of New Trust in order to effect the Reorganization and has not yet filed its first federal income tax return and, thus, has not yet elected to be treated as a regulated investment company for federal income tax purposes. However, upon filing its first federal income tax return at the completion of its first taxable year, the Acquiring Fund will elect to be a regulated investment company under Section 851 of the Code, and the Acquiring Fund will take all steps necessary to ensure that it qualifies as such and as a separate corporation for federal income tax purposes under Section 851(g) of the Code, including as of the Closing.

3.The Acquiring Fund was formed for the purpose of effecting the Reorganization, and has not held any assets or conducted any business before the Reorganization other than as necessary to facilitate its organization. Before the issuance of Acquiring Fund Shares, the Acquiring Fund had no shares of beneficial interest issued and outstanding other than a nominal number of shares issued to facilitate its organization and which will be redeemed at or before the Closing of the Reorganization.

4.The Reorganization serves genuine and legitimate non-tax business purposes which collectively are the principal motivation for the Reorganization.

5.The fair market value of the Acquiring Fund Shares to be received by the Acquired Fund Shareholders in the Reorganization will be equal to the fair market value of the Acquired Fund Shares surrendered in the exchange.

6.The Acquired Fund Shareholders will receive no consideration other than the Acquiring Fund Shares for their Acquired Fund Shares.

7.The Acquiring Fund currently does not have any plan or intention to issue additional shares following the Reorganization, other than in the ordinary course of the Acquiring Fund’s business as a series of an open-end investment company registered under the 1940 Act.

8.Immediately following the Reorganization, the Acquired Fund Shareholders will own all the outstanding shares of the Acquiring Fund and will own such shares solely by reason of their ownership of the Acquired Fund Shares immediately prior to the Reorganization. Except as noted in

The portfolio series listed on Schedule A hereof of
North Square Investments Trust
Investment Managers Series Trust
May 10, 2019

paragraph 3 above, the Acquiring Fund Shares represent all of the issued and outstanding shares of the Acquiring Fund.

9.At the time of the Reorganization, the Acquired Fund will not have outstanding warrants, options, convertible securities, or any other type of right by which any person could acquire interests in the Acquired Fund.

10.The Acquiring Fund does not have any plan or intention to redeem or otherwise reacquire any of its shares issued in the Reorganization, other than through redemptions in the ordinary course of the Acquiring Fund’s business as a series of an open-end investment company as required by section 22(e) of the 1940 Act.

11.As part of the Reorganization, the Acquired Fund will distribute all of the Acquiring Fund Shares held by it to the Acquired Fund Shareholders in complete liquidation.

12.Immediately following the Reorganization, the Acquiring Fund will possess the same assets and liabilities as those possessed by the Acquired Fund immediately prior to the Reorganization. The expenses incurred in connection with entering into and carrying out the provisions of the Plan will be borne by North Square Investments, LLC, the investment advisor to the Acquiring Funds, and Oak Ridge Investments, LLC, the investment advisor to the Acquired Funds. Neither the Acquiring Fund nor the Acquired Fund will incur any expenses in connection with the Reorganization.

13.Acquired Fund Shareholders will pay their respective expenses, if any, incurred in connection with the Reorganization.

14.The liabilities of the Acquired Fund to be assumed by the Acquiring Fund were incurred in the ordinary course of business and are associated with the assets being transferred.

15.The Acquired Fund is not under the jurisdiction of any court in a Title 11 case, a receivership or a foreclosure, or a similar proceeding in a Federal or State court, although it may have claims against creditors in a Title 11 case, a receivership or a foreclosure, or a similar proceeding in a Federal or State court. Immediately after the Reorganization, the Acquiring Fund will not be under the jurisdiction of any court in a Title 11 case, a receivership or a foreclosure, or a similar proceeding in a Federal or State court, although it may have claims against creditors in a Title 11 case, a receivership or a foreclosure, or a similar proceeding in a Federal or State court.

16.The facts relating to the Reorganization described in the Plan are true, correct and complete in all material respects. The Plan represents the entire understanding of Old Trust and New Trust with respect to the Reorganization. The Reorganization will be consummated in compliance with the terms and conditions of the Plan, and there is no plan or intention to waive or modify any such term or condition. After the Reorganization, the Acquired Fund and the Acquiring Fund each will comply with the record-keeping and information-filing requirements of U.S. Treasury Regulation Section 1.368-3.

The portfolio series listed on Schedule A hereof of
North Square Investments Trust
Investment Managers Series Trust
May 10, 2019

We note that Old Trust has represented that each Acquired Fund has qualified as a separate corporation under Section 851(g) of the Code in each taxable year of its existence and will qualify as such as of the Closing, and we further understand that Old Trust has taken actions consistent therewith, including in connection with the filing of its federal and state income tax returns. On account of that representation and the actions taken consistent therewith as described in the preceding sentence, we have assumed, with your permission, that Old Trust either (a) has elected to be classified as an association taxable as a corporation, effective on or before the Closing, pursuant to Treasury Regulations Section 301.7701-3, or (b) immediately prior to the Closing, otherwise properly qualifies as a “corporation” within the meaning of Code Section 851(a).

Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties and assumptions or any change after the date hereof in applicable law could adversely affect our opinions. No ruling has been or will be sought from the Internal Revenue Service by any party to the Plan as to the federal income tax consequences of any aspect of the Reorganization.

IV.	Opinions.

Based upon and subject to the foregoing, as well as the limitations set forth below, under currently applicable United States federal income tax law, with respect to each Reorganization, it is our opinion that:

(a)The Reorganization will constitute a reorganization within the meaning of
Section 368(a)(1)(F) of the Code, and the Acquired Fund and the Acquiring Fund will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

(b)No gain or loss will be recognized by the Acquired Fund (i) upon the transfer of its assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund or (ii) upon the distribution of the Acquiring Fund Shares by the Acquired Fund to its shareholders in liquidation;

(c)No gain or loss will be recognized by the Acquiring Fund upon receipt of the assets of the Acquired Fund in exchange for the assumption of liabilities and obligations and issuance of the Acquiring Fund Shares;

(d)The tax basis of the assets of the Acquired Fund acquired by the Acquiring Fund will be the same as the tax basis of such assets in the hands of the Acquired Fund immediately before the transfer;

(e)The holding periods of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the periods during which such assets were held by the Acquired Fund;

(f)No gain or loss will be recognized by the Shareholders upon the exchange of all of their shares of the Acquired Fund for the Acquiring Fund Shares;

The portfolio series listed on Schedule A hereof of
North Square Investments Trust
Investment Managers Series Trust
May 10, 2019

(g)The aggregate tax basis of the Acquiring Fund Shares to be received by the Shareholders will be the same as the aggregate tax basis of the Acquired Fund’s shares exchanged therefor;

(h)A Shareholder’s holding period for the Acquiring Fund Shares will include the period during which the Acquired Fund’s shares exchanged therefor were held by the Shareholder, provided that such Shareholder held the Acquired Fund’s shares as a capital asset on the date of the exchange; and

(i)For purposes of Section 381 of the Code, the Acquiring Fund is treated as the Acquired Fund would have been had there been no Reorganization. Accordingly, the taxable year of the Acquired Fund does not end on the date of the Closing of the Reorganization and the tax attributes of the Acquired Fund are taken into account by the Acquiring Fund as if there had been no Reorganization. The Acquiring Fund may continue to use the same taxpayer identification number previously used by the Acquired Fund.

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We express no opinion herein other than the opinions expressly set forth above. In particular, no opinion is expressed as to the tax consequences of any of the transactions under any foreign, state, or local tax law. You should recognize that our opinions are not binding on the Internal Revenue Service and that a court or the Internal Revenue Service may disagree with the opinions contained herein. Although we believe that our opinions will be sustained if challenged, there can be no assurance that this will be the case. Our opinions are based upon current provisions of the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder, and existing administrative and judicial interpretations thereof, all of which are subject to change, potentially with retroactive effect.
Changes in applicable law could adversely affect our opinions. We do not undertake to advise you as to any changes after the date hereof in applicable law that may affect our opinions.

This opinion letter is being provided to you in connection with the closing of the Reorganizations pursuant to Section 6.3(f) of the Plan and may not be relied upon by any other person, or entity or used for any other purpose, without our prior written consent.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP

The portfolio series listed on Schedule A hereof of
North Square Investments Trust
Investment Managers Series Trust
May 10, 2019

SCHEDULE A

The following portfolio series of North Square Investments Trust: North Square Oak Ridge Small Cap Growth Fund
North Square Oak Ridge Dividend Growth Fund North Square Oak Ridge Disciplined Growth Fund North Square International Small Cap Fund
North Square Global Resources & Infrastructure Fund North Square Dynamic Small Cap Fund
North Square Multi Strategy Fund

The following portfolio series of Investment Managers Series Trust: Oak Ridge Small Cap Growth Fund
Oak Ridge Dividend Growth Fund Oak Ridge Disciplined Growth Fund
Oak Ridge International Small Cap Fund
Oak Ridge Global Resources & Infrastructure Fund Oak Ridge Dynamic Small Cap Fund
Oak Ridge Multi Strategy Fund